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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


Cambio, Inc.
El Paso, Texas


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 22, 2000, relating to the consolidated financial statements of Cambio, Inc. which is contained in that Prospectus, for the year ended June 30, 2000. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO Seidman, LLP
Dallas, Texas


December 19, 2000